                                                                Exhibit 10.26




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                            AIRCRAFT LEASE AGREEMENT

                                    between

             SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION,
                                   as Lessor,

                                      and

                             PMG ACQUISITION CORP.
                                   as Lessee

                         Dated as of September 5, 1996

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

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I
                                                       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.1.     Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II
                                      PURCHASE; DELIVERY AND ACCEPTANCE; OWNERSHIP;
                                              CANCELLATION OF EXISTING LEASE  . . . . . . . . . . . . . . . . . . . .  12
         Section 2.1.     Purchase of Aircraft. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.2.     Acceptance Procedure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.3.     Ownership.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.4.     Cancellation of Existing Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE III
                                                        LEASE TERM  . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.1.     Lease Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE IV
                                             RENT; OTHER ECONOMIC PROVISIONS  . . . . . . . . . . . . . . . . . . . .  14
         Section 4.1.     Rent Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.2.     Place and Manner of Payment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.3.     Other Amounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.4.     Net Lease.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.5.     Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.6.     LIBO Rate Not Ascertainable, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE V
                                         REPRESENTATIONS AND WARRANTIES OF LESSEE . . . . . . . . . . . . . . . . . .  16
         Section 5.1.     Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 5.2.     Corporate Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.3.     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.4.     Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.5.     Actions Pending . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.6.     Title to Properties and Assets; Liens, etc  . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.7.     Enforceability of Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.8.     Governmental Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.9.     Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.10.    Perfection of Title.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.11.    Warranty of Title.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE VI
                                                        WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 6.1.     Warranty Disclaimer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 6.2.     Quiet Enjoyment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 6.3.     Lessor Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE VII
                                             POSSESSION, ASSIGNMENT, USE AND
                                      MAINTENANCE, INSPECTION AND RETURN OF AIRCRAFT  . . . . . . . . . . . . . . . .  20
         Section 7.1.     Restriction on Lessee's Possession and Use. . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 7.2.     Operation and Use, Maintenance, Registration. . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 7.3.     Replacement, Removal of Parts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 7.4.     Alterations, Modifications and Additions. . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 7.5.     Inspection of Aircraft. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 7.6.     Return of Aircraft and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE VIII
                                     RISK OF LOSS; REPLACEMENT; WAIVER AND INDEMNITY  . . . . . . . . . . . . . . . .  24
         Section 8.1.     Casualty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 8.2.     Casualty Proceeds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE IX
                                                        INSURANCE   . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 9.1.     Public Liability and Property Damage Insurance. . . . . . . . . . . . . . . . . . . . . . .  24
         Section 9.2.     Insurance Against Loss or Damage to the Aircraft and Engines. . . . . . . . . . . . . . . .  25
         Section 9.3.     Additional Insureds; Loss Payment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 9.4.     Reports, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE X
                                                         DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 10.1.    Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 10.2.    Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 10.3.    Additional Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 10.4.    Proceeds of Sale; Deficiency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 10.5.    Right to Perform Lessee's Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 10.6.    Reference to Revolving Credit Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE XI
                                           RETURN OF AIRCRAFT; OPTION CONDITION . . . . . . . . . . . . . . . . . . .  31
         Section 11.1.    After Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE XII
                                                    LEASE TERMINATION   . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 12.1.    Lessee's Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 12.2.    Election of Options.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 12.3.    Sale Option Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 12.4.    Appraisals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE XIII
                                                    GRANT OF SECURITY
                                        INTEREST TO LESSOR AND FURTHER ASSURANCES   . . . . . . . . . . . . . . . . .  33
         Section 13.1.    Grant of Security Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

         Section 13.2.    Retention of Proceeds in the Case of Default. . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 13.3.    Attorney-in-Fact. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 13.4.    Release of Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE XIV
                                                    EARLY TERMINATION   . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 14.1.    Early Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE XV
                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 15.1.    No Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 15.2.    Survival of Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 15.3.    APPLICABLE LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 15.4.    Effect and Modification of Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 15.5.    Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 15.6.    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 15.7.    Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 15.8.    Successors and Assigns, Benefit of Agreement. . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 15.9.    Assignment by Lessor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 15.10.   Assignment by Lessee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 15.11.   JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 15.12.   Section Headings; Table of Contents.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 15.13.   Final Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 15.14.   Timeliness of Performance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 15.15.   Payment of Expenses, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 15.16.   Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 15.17.   Nature of Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 15.18.   Recordation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 15.19.   Truth in Leasing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

EXHIBIT A                 AMORTIZATION SCHEDULE

EXHIBIT B                 RETURN CONDITIONS OF AIRCRAFT

                            AIRCRAFT LEASE AGREEMENT


         This AIRCRAFT LEASE AGREEMENT (as amended, modified, restated or supplemented from time to time, this " Lease") dated as of September 5, 1996 is between (a) PMG ACQUISITION CORP., a Florida corporation, as Lessee (the "Lessee"), with its principal office and place of business at 1455 North Park Drive, Ft. Lauderdale, Florida 33326, and (b) SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, a national banking association, as Lessor ("Lessor"), with its principal place of business at 200 South Orange Avenue, Orlando, Florida 32801.

         WHEREAS, Lessee has negotiated for the purchase and accepted delivery of the Aircraft (as such term is defined hereinbelow); and

         WHEREAS, subject to the terms and conditions of this Lease, Lessor has agreed to take legal title to the Aircraft and reimburse Lessee for the purchase price thereof; and

         WHEREAS, Lessee desires to lease from Lessor and Lessor is willing to lease to Lessee the Aircraft upon and subject to the term and conditions of this Lease;

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Section 1.1. Definitions. The following terms shall have the following meanings for all purposes, and such meanings shall be equally applicable both to the singular and plural forms of the terms defined. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the other Operative Documents. Any agreement, document or instrument defined or referred to in this Lease shall include each amendment, modification or supplement thereto including each waiver and consent that may (pursuant to the Operative Documents) be effective from time to time, except as otherwise expressly indicated. The definition of any person herein shall include its successors and permitted assigns. Reference to exhibits shall mean Exhibits attached to the Lease, except as otherwise indicated.


         "Actual Knowledge" shall mean, as to any matter with respect to any Person, the actual knowledge of such matter by a Responsible Officer of such Person and shall include receipt of a notice of such matter by any such Responsible Officer.

         "Administrative Fee" shall mean a fee payable to Lessor, equal to 20 basis points of the Equipment Cost.

         "Affiliate(s)" of any Person shall mean any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person. No Person shall be considered an Affiliate of Lessor unless such Person directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, Lessor solely in its capacity as Lessor under the Lease.

         "Aircraft" shall mean the Learjet Inc. Model 60 Aircraft as described in Exhibit A to the Lease Supplement.

         "Airframe" means (A) the Learjet Inc. Model 60, Serial No. 075 (except the Engines) delivered and leased under the Lease, identified by U.S. registration number N9CU; and (B) except as otherwise provided in the Lease, any and all Parts so long as the same shall be incorporated or installed in or attached to the Airframe, or so long as title thereto shall remain vested in Lessor in accordance with the terms of the Lease, after removal of the Airframe.

         "Amortization Schedule" shall mean the Amortization Schedule set forth in Exhibit A to the Lease.

         "Applicable Law" means all applicable laws, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority.

         "Applicable Margin" shall mean 0.90%.

         "Applicable Percentage" shall be a percentage to be determined as of the Closing Date by the Lessor. The percentage will be the ratio (expressed as a percentage) of x:y where x is determined by calculating the maximum amount possible which when added to the present value of the sum of Rent payments (and certain other amounts generally included as lessee's minimum payments under the Statement of Financial Accounting Standards No. 13) for the Lease Term will not be greater than 89.95% of the Lease Balance as of the Closing Date and y is the Lease Balance as of the Closing Date.

         "Applicable Percentage Amount" shall mean the amount, to be determined by the Lessor as of the Closing Date, equal to the product of the Lease Balance as of the Closing Date and the Applicable Percentage.

         "Appraisal" shall mean the appraisal of the Aircraft from an Appraiser received pursuant to the terms of the Lease.

         "Appraiser" shall mean AVSolutions, Inc. or such other qualified firm of aircraft appraisers as shall be selected by the Lessor.

         "Authority" shall mean any: (a) Federal, state, local or tribunal, legislative body, governmental subdivision, administrative agency or other governmental authority; or (b) arbitrator or panel of arbitrators, in the case of each of clause (a) and (b) having or exercising jurisdiction over Lessee, Lessor or the Aircraft.

         "Base Date" means the Closing Date.

         "Base Period" shall mean that period commencing on the Base Date and ending on the Termination Date.

         "Business Day" shall mean any day on which:

                 (a) Federal and state chartered banks in Florida are open for commercial banking business; and

                 (b) solely with respect to determinations of Variable Rent and Rent Periods, dealings in Dollars are carried on in the London interbank market.

         "Casualty" shall mean any of the following events in respect of the
Aircraft: (a) the loss of the Aircraft or the use thereof due to theft, disappearance, destruction, damage beyond repair or the rendering of the Aircraft permanently unfit for normal use for any reason whatsoever; (b) any damage to the Aircraft which results in an insurance settlement with respect to the Aircraft on the basis of a total loss; (c) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of, the Aircraft, other than as a result of Lessor's breach of its obligations under Section 6.2 of the Lease; (d) as a result of any rule, regulation, order or other action by any Authority, the use of the Aircraft in the normal course of business shall have been prohibited, directly or indirectly, for a period of six consecutive months or until the end of the Lease Term, if earlier, or in any event, if use of the Aircraft shall have been prohibited, directly or indirectly, for a period of six consecutive months or until the end of the Lease Term, if earlier; or (e) the operation or location of the Aircraft, while under requisition for use by any Authority, in any area excluded from coverage by any insurance policy then in effect with respect to the Aircraft required by the terms of Article IX of the Lease, if Lessee shall be unable to obtain indemnity in lieu thereof from such Authority; provided that for the purpose of the foregoing clause (e), if the Aircraft shall be returned to Lessee prior to the Casualty Settlement Date in such condition that a Casualty would not otherwise be deemed to exist with respect thereto, then such event shall, at the option of Lessee, not constitute a Casualty.

         "Casualty Amount" shall mean, with respect to any Casualty, an amount equal to the Lease Balance on the Casualty Settlement Date.

         "Casualty Date" shall mean the date of occurrence of any Casualty.

         "Casualty Notice" shall have the meaning provided in Section 8.1 of the Lease.

         "Casualty Proceeds" shall have the meaning provided in Section 8.2 of the Lease.

         "Casualty Settlement Date" shall have the meaning provided in Section
8.1 of the Lease.

         "Charges" shall mean (a) delivery and other similar costs with respect to the Aircraft and (b) applicable sales, use or similar taxes imposed upon the Aircraft which Lessor may agree to pay.

         "Closing Date" shall mean the date on which (i) the Aircraft is delivered to, and accepted by, the Lessor and Lessee pursuant to Section 2.2 hereinbelow, and (ii) the transaction contemplated by the Operative Documents shall be consummated.

         "Default Rate" shall mean that rate of interest that is 2% per annum above Lessor's Prime Rate.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Engine" means: (A) each of the two Pratt & Whitney PW-305 Turbofan Engines listed by manufacturer's numbers PCE 305269 and PCE 305265, whether or not from time to time installed on the Airframe or installed on any other aircraft; and (B) except as otherwise provided in Section 7.4 of the Lease, any and all Parts (other than Engines or engines) incorporated or installed in or attached thereto or any and all parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of Section
7.4 of the Lease after removal from such Engine. The term "Engines" means, as of any date of determination, all Engines then leased under the Lease and all such Engines shall meet the noise standards for Stage 3 compliant aircraft established by the FAA in FAR Part 36, Appendix C (14 C.F.R. Part 36, Appendix
C).

         "Equipment Cost" shall mean, as of the Closing Date, the actual purchase price of the Aircraft as specified in the Lease Supplement.

         "Event of Default" shall have the meaning provided in Section 8.1 of the Lease.

         "Existing Lease" shall mean that certain Aircraft Lease Agreement (Short Term), dated September 3, 1996, pursuant to which the Lessee agreed to lease the Aircraft from the Lessor on a short term basis.

         "FAA" and "Federal Aviation Administration" mean the United States Federal Aviation Administration, the Administrator thereof and any agency or governmental instrumentality succeeding to their functions.

         "Fair Market Value" shall mean, with respect to the Aircraft as of any date, the price which a purchaser would pay to purchase the Aircraft in an arm's-length transaction between a willing buyer and a willing seller, neither of them being under any compulsion to buy or sell. In making any determination of Fair Market Value the Appraiser may assume the Aircraft has been maintained in accordance with the requirements of the Lease and that the Aircraft is in the condition in which it is required to be hereunder as of the date for which such determination is made. The Appraiser shall use such reasonable methods of appraisal as are chosen by Lessor.

         "FAR" means the Federal Aviation Regulations promulgated by the FAA.

         "Federal Aviation Act" means Title 49 of the United States Code, Subtitle VII -- Aviation Programs, as amended or supplemented, or any subsequent legislation that supersedes such statute or any part thereof.

         "Fixed Purchase Price Option" shall have the meaning provided under
Section 12.1.(a) of the Lease.

         "Fixed Rent" shall mean, for each Payment Date during the Base Period, that portion of the installment of Rent payable on such Payment Date set forth in the Amortization Schedule.

         "Guarantee" shall mean the Guarantee executed and delivered by a Guarantor, as amended, modified or supplemented from time to time.

         "Guarantor" shall mean Pediatrix Medical Group, Inc., a Florida corporation.

         "Incipient Default" shall mean an event or condition which, with the giving of notice or the passage of time or both, would constitute an Event of Default under the Lease or any other Operative Document.

         "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, obligations evidenced by bonds, debentures, notes or other similar instruments, and contingent reimbursement obligations under undrawn letters of credit); (ii) all capitalized lease obligations; (iii) all guaranteed indebtedness of such Person; (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under currency contracts, interest rate hedging contracts, or similar agreements or combinations thereof.

         "Indemnitee(s)" shall mean Lessor, any Affiliate and any assignee, officer, director, employee, attorney or agent of Lessor.

         "Initial Transaction Costs" shall mean the following costs:

                 (i) legal fees and expenses of Akerman, Senterfitt & Eidson, P.A., and any local or special counsel, incurred by Lessor in connection with the negotiation, execution and delivery of the Operative Documents, and the transactions contemplated thereby;

                 (ii) the fees and expenses of the Appraiser in connection with the Appraisal; and

                 (iii) the Administrative Fee.

         "Insolvency Event" shall mean, with respect to any Person, any event pursuant to which such Person makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for the appointment of a custodian, receiver or any trustee for it or for a substantial part of its property, commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, consents or acquiesces in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of such Person or any substantial part of its property, or admits its inability to pay its debts generally as they become due, or authorizes any of the foregoing to be done or taken on behalf of such Person.

         "Interest Rate" shall mean the LIBO Rate plus the Applicable Margin.

         "Lease" shall mean that certain Aircraft Lease Agreement, dated as of September 5, 1996, by and between Lessor and Lessee, as amended, modified or supplemented from time to time.

         "Lease Balance" shall mean, as of any determination date, the aggregate Equipment Cost and Charges of the Aircraft actually advanced by Lessor, minus all amounts of Fixed Rent and Reduction Amounts actually paid to the date of determination. In no event shall the Lease Balance exceed $10,500,000.00.

         "Lease Supplement" shall mean the Lease Supplement No. 1 by and between Lessor and Lessee dated the Closing Date.

         "Lease Term" shall have the meaning provided in Section 3.1 of the Lease.

         "Leased Equipment" shall mean all of Lessee's right, title and interest in and to each of the following, whether now existing or hereafter arising or acquired, and wherever located:

                 (a)   the Aircraft;

                 (b) all contracts necessary to purchase and operate the Aircraft, including all warranties, certificates of title, registrations and similar documentation;

                 (c) any rebate, offset, buyback or other similar rights under a purchase order, invoice or purchase agreement with the manufacturer of the Aircraft;

                 (d) all books, manuals, logs, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying or incorporating any of the foregoing;

                 (e)   any permitted subleases of the Aircraft; and

                 (f) all products, accessions and proceeds of and from any and all of the foregoing Leased Equipment (including proceeds which constitute property of the types described in clauses (a), (b), (c),
         (d) and (e) above and, to the extent not otherwise included, all payments under insurance (whether or not Lessor is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Leased Equipment ).

         "Lessee" shall have the meanings provided in the preamble to the Lease.

         "Lessor" shall have the meaning provided in the preamble to the Lease.

         "Lessor Liens" shall mean Liens or other conveyances resulting from
(i) any act of or claim against or affecting Lessor (or any Person claiming by, through or under Lessor), not related to transactions contemplated by or expressly permitted by this Lease, (ii) acts or omissions of Lessor not related to the transactions contemplated by this Lease; (iii) claims for Taxes for which Lessee is not responsible to indemnify Lessor under this Lease and (iv) claims arising out of the transfer by Lessor of all or part of its interest in the Aircraft or this Lease, in each case arising out of any event or condition not related to the exercise of Lessor's rights or the performance of its duties expressly provided under any Operative Document.

         "LIBO Rate" means, relative to any Rent Period with respect to the Lease Balance, the rate per annum determined by Lessor to be the offered rate per annum at which deposits in United States Dollars appears on the Telerate System Page 3750 (or any successor page), determined as of 11:00 a.m. (London time) two Business Days prior to the beginning of such Rent Period for delivery on the first day of such Rent Period, and in an amount approximately equal to the amount of the Lease Balance and for a period approximately equal to three months.

         "Lien" shall mean: (a) any interest in property securing an obligation owed to, or claimed by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract, and including, without limitation, any judgment lien, security interest, mortgage, encumbrance, pledge, conditional sale, right of distraint or trust receipt or a lease, consignment or bailment for security purposes; or (b) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or defect, cloud on title or encumbrance affecting property.

         "Manufacturer" shall mean Learjet, Inc., the manufacturer of the Aircraft.

         "Officer's Certificate" shall mean a certificate executed on behalf of any entity by its President, one of its Vice Presidents, its Chief Financial Officer, its Treasurer, its Assistant Treasurer, its Controller or its Secretary.

         "Operative Document(s)" shall mean the Lease, the Lease Supplement, the Guarantee, permitted subleases of the Aircraft and each UCC financing statement filed or to be filed from time to time with respect to the security interests created pursuant to the Lease.

         "Opinion of Counsel" shall mean an opinion of counsel to Lessee in form and content acceptable to Lessor.

         "Option Exercise Amount" shall mean the sum of (i) all accrued and unpaid Rent payable on or before the Termination Date, (ii) the Lease Balance (after giving effect to any payments pursuant to clause (i) above, specifically applied in reduction of the Lease Balance), and (iii) all other fees and expenses and other amounts then due and payable pursuant to any of the Operative Documents.

         "Part(s)" shall mean all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature that may from time to time be incorporated or installed in or attached to the Aircraft.

         "Payment Date" shall mean the last day of each Rent Period.

         "Permitted Contest" shall mean actions taken by a Person to contest in good faith, by appropriate proceedings initiated timely and diligently prosecuted, the legality, validity or applicability of: (a) any law, regulation, rule, judgment, order, or other legal provision or judicial or administrative requirements; (b) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any authorization or other consent, approval or other action by any Authority; or (c) any Lien; provided that the initiation, prosecution and continuation of such contest would not and does not: (i) result in, or materially increase the risk of, the imposition of any criminal liability on any Indemnitee; (ii) materially and adversely affect the security interests created by the Lease or the right, title or interest of Lessor in or to the Aircraft or the right of Lessor to receive payment of Rent or the Lease Balance or any interest therein; or (iii) materially and adversely affect the Fair Market Value, utility or remaining useful life of the Aircraft or any interest therein or the continued economic operation thereof; and provided further that in any event adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest.

         "Permitted Lessor Liens" shall mean Lessor Liens: (a) for Taxes of Lessor either not yet due or being challenged by a Permitted Contest; (b) arising out of judgments or awards against Lessor with respect to which at the time an appeal or proceeding for review is being prosecuted by a Permitted Contest; and (c) arising out of Liens arising voluntarily in the ordinary course of business of Lessor for amounts the payment of which is either not delinquent or is being contested by a Permitted Contest.

         "Permitted Liens" shall mean: (i) any rights in favor of Lessor under the Operative Documents; (ii) any Lien, (including, without limitation, Liens of carriers, warehousemen, mechanics or materialmen) in favor of any Person securing payment of the price of goods or services provided in the ordinary course of business for amounts the payment of which is not overdue or is being contested pursuant to a Permitted Contest; (iii) any Lessor Lien; (iv) any Lien for current taxes, assessments or other governmental charges which are not delinquent or the validity of which is being contested by a Permitted Contest; and (v) attachments, judgments and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured hereby are being contested pursuant to a Permitted Contest.

         "Person" shall mean any individual, partnership, corporation, trust, unincorporated association or joint venture, a government or any department or agency thereof or any other legal entity.

         "Prime Rate" shall mean the interest rate (not necessarily the best or lowest rate) announced by SunTrust Banks of Florida, Inc. ("SunTrust") from time to time as its prime rate (which rate is only a benchmark, is purely discretionary, and is not necessarily the best or lowest rate charged borrowing customers of any subsidiary of SunTrust), with any change in the Prime Rate to be effective on the day any such change in the Prime Rate is announced by SunTrust.

         "Proceeds" shall have the meaning provided in Section 12.1.(b) of the Lease.

         "Purchase Option Exercise Amount" shall mean the sum of (i) all accrued and unpaid Rent payable on or before the Termination Date, (ii) the Lease Balance (after giving effect to any payments pursuant to clause (i) above specifically applied in reduction of the Lease Balance), and (iii) all other fees and expenses and other amounts then due and payable pursuant to any of the Operative Documents.

         "Reduction Amounts" shall mean amounts paid by Lessee to Lessor for the purchase of the Aircraft pursuant to Section 8.1 or 12.1 of the Lease, provided, that "Reduction Amounts" shall not include any Rent or any costs, expenses or taxes to be paid by Lessee in connection with any such purchase, sale or transfer.

         "Rent" shall mean, with respect to the Lease or the Lease Supplement (as the context may require) all installments of Fixed Rent and Variable Rent due and payable by Lessee on each Payment Date during the Lease Term.

         "Rent Period" shall mean, during the Base Period with respect to the Lease Supplement, (i) the period commencing on (and including) the Base Date and ending on (but excluding) the Payment Date, which numerically corresponds to such date three months thereafter, (ii) the period commencing on (and including) the Payment Date and ending on (but excluding) the date which numerically corresponds to such date three months thereafter, with each such period ending on the date which numerically corresponds to the date on which such period commenced, provided, however, that (x) if any Rent Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Rent Period shall expire on the next preceding Business Day and (y) no Rent Period may end later than the last day of the Lease Term.

         "Responsible Officer" of any Person shall mean: (i) in the case of any business corporation, the chairman of the board of directors of such corporation if such chairman is an officer of such corporation, the president, any vice president or any assistant vice president of such corporation, the secretary or any assistant secretary of such corporation or the treasurer or any assistant treasurer of such corporation; (ii) in the case of any partnership, a general partner (if such general partner is an individual), or a Responsible Officer of a corporate general partner, of such partnership or the general manager of such partnership or any assistant general manager of such partnership;

and (iii) in the case of any commercial bank or trust company, the chairman or vice chairman of the board of directors or trustees of such bank or trust company, the chairman or vice chairman of the executive committee of the board of directors or trustees of such bank or trust company, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or any assistant trust officer of such bank or trust company, the controller or any assistant controller of such bank or trust company, any executive or senior or assistant or second vice president of such bank or trust company or any other individual who is employed by such bank or trust company and customarily performs functions similar to those performed by any of the other officers of such bank or trust company referred to herein.

         "Revolving Credit Agreement" shall mean that certain Pediatrix Medical Group First Amended and Restated Credit Agreement, dated as of June 27, 1996, among the Guarantor, the Banks listed therein and First National Bank of Boston, as Agent, as amended, restated, replaced, refinanced, supplemented, waived and otherwise in effect from time to time, including any similar successor agreement or agreements or arrangement or arrangements providing for revolving or working capital indebtedness, whether or not secured; provided, that if at any time there shall exist no such arrangement or agreement, the term "Revolving Credit Agreement" shall be deemed to refer to the last such agreement or arrangement to have been in effect, exclusive of any modification to the terms of such agreement or arrangement that were made in contemplation of the termination thereof.

         "Sale Option" shall have the meaning provided under Section 12.1.(b) of the Lease.

         "Subsidiary" shall mean, with respect to any Person, any corporation, association, partnership, joint venture or other business entity more than 50% (by number of votes) of the stock of any class or classes (or equivalent interests) of which is at the time owned by such Person or by one or more Subsidiaries of such Person, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency, or (b) at the time entitled, as such holders, to vote for the election of a majority of the directors (or Persons performing similar functions) of such business entity, whether or not the right so to vote exists by reason of a happening of a contingency.

                 "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

         "Termination Date" shall mean the date the Lease Term ends pursuant to
(a) Article X of the Lease relating to termination as a result of an Event of Default, (b) Article XII of the Lease or (c) Article XIV of the Lease.

         "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

         "Variable Rent" shall mean, for each Rent Period with respect to the Lease Balance, an amount equal to interest accrued on the Lease Balance outstanding during such Rent Period at the Interest Rate.


                                   ARTICLE II
                 PURCHASE; DELIVERY AND ACCEPTANCE; OWNERSHIP;
                         CANCELLATION OF EXISTING LEASE

         Section 2.1. Purchase of Aircraft. The parties acknowledge that Lessee has previously paid to the Manufacturer the Equipment Cost of the Aircraft. On the Closing Date, subject to the terms and conditions of this Lease (including the conditions precedent set forth herein), Lessor shall reimburse Lessee for such payment and lease the Aircraft to the Lessee and, to accomplish said purchase and lease (to the extent that they have not already done so), Lessor and Lessee shall take the following action with respect to the Aircraft and consummation of the transaction contemplated hereby:

                 (a)      Lessor shall:

                          (i) Authorize a representative (who shall be designated by Lessee and acceptable to Lessor) to accept delivery of the Aircraft on behalf of Lessor and Lessee on the Closing Date pursuant to this Lease;

                          (ii) Take such appropriate action as may be
                 reasonably requested by Lessee and at Lessee's expense in connection with the application to the FAA for registration of the Aircraft in the name of Lessee;

                          (iii) Execute and deliver the Lease Supplement; and

                          (iv) Reimburse Lessee in the amount of the Equipment Cost of the Aircraft by transferring such amount in immediately available funds to the Lessee at such bank account as Lessee may direct.

                 (b) Lessee. Subject to the terms and conditions of this Lease and any other Operative Document (including the conditions precedent set forth herein), and upon payment by Lessor to Lessee of the Equipment Cost of the Aircraft, on the Closing Date Lessee shall lease the Aircraft from Lessor and, to accomplish such lease, shall (to the extent that it has not already done so) take the following action with respect to the Aircraft and consummation of the transactions hereby:

                          (i) Accept delivery of the Aircraft for purposes of
                 the Lease, and in accordance with the terms thereof (such acceptance to be made by the employee of Lessee who is accepting delivery of the Aircraft for Lessor pursuant to
                 Section 2.2 hereof);

                          (ii) Execute and deliver the Lease, the Lease Supplement and the other Operative Documents;

                          (iii) Deliver or cause to be delivered to Lessor the
                 Opinion of Counsel and all other documents and certificates and take all other actions as are required to be executed and delivered or taken by Lessee on or before the Closing Date pursuant to any Operative Document and for the purpose of consummating the transaction contemplated herein;

                          (iv) Deliver to Lessor a State of Florida sales tax
                 resale certificate which shall be acceptable to Lessor in form and content; and

                          (v)  Pay the Initial Transaction Costs.

         Section 2.2. Acceptance Procedure. Lessor hereby authorizes one or more employees of Lessee, to be designated by Lessee in one or more Officer's Certificates delivered to Lessor pursuant to the terms hereof, as the authorized representative or representatives of Lessor to accept delivery of the Aircraft under this Lease. Lessee hereby agrees that the execution and delivery by Lessee on the Closing Date of the Lease Supplement shall, without further act, constitute such an Officer's Certificate and shall constitute the irrevocable acceptance by Lessee under this Lease of the Aircraft for all purposes of this Lease on the terms set forth herein.

         Section 2.3. Ownership. At all times during the Lease Term, full legal title to the Aircraft shall remain vested in Lessor to the exclusion of Lessee; notwithstanding the possession and use thereof by Lessee, provided, however, Lessor and Lessee agree that as between Lessor and Lessee, solely for Federal and state tax purposes, Lessee shall be deemed to be the owner of the Aircraft.

         Section 2.4. Cancellation of Existing Lease. By execution of this Lease, Lessor and Lessee hereby agree that the Existing Lease is cancelled and terminated effective immediately and neither Lessor nor Lessee shall have any further liability or obligation whatsoever with respect to each other in respect of the Existing Lease.


                                  ARTICLE III
                                   LEASE TERM

         Section 3.1. Lease Term. Unless earlier terminated, the term of this Lease (the "Lease Term") shall commence on and include the Closing Date and end on but not include the tenth anniversary of the Closing Date.


                                   ARTICLE IV
                        RENT; OTHER ECONOMIC PROVISIONS

         Section 4.1.       Rent Payments.

                 (a) Lessee shall pay to Lessor the amounts of Rent determined in accordance with this Section 4.1 and the Lease Supplement. On each Payment Date during the Base Period, Lessee shall pay to Lessor the Rent consisting of the amount of Fixed Rent set forth opposite the applicable Payment Date on the Amortization Schedule and Variable Rent accrued on the Lease Balance during the Rent Period ended on such Payment Date.

                 (b) Determination of Fixed Rent and Applicable Percentage. On or before the Base Date Lessor shall determine the Fixed Rent in respect of the Aircraft, which shall be an amount equal to the quotient of (i) the Equipment Cost less $3,960,000.00, divided by (ii) the number of Payment Dates scheduled to occur during the Base Period. On or before the Base Date, Lessor shall calculate the Applicable Percentage. The Lessor shall notify Lessee on the Base Date of (A) Fixed Rent and corresponding Payment Dates for the Base Period, which shall be included in the Amortization Schedule and (B) the Applicable Percentage and the corresponding Applicable Percentage Amount.

         Section 4.2. Place and Manner of Payment. Rent and all other sums due to Lessor hereunder shall be paid in immediately available funds at the office of Lessor or at such other office of Lessor as it may from time to time specify to Lessee in a notice pursuant to this Lease. Lessee shall pay to Lessor, on demand, interest at the Default Rate on any overdue amount of Rent or any other payment due under this Lease (including, without limitation, any reasonable fees, expenses or Proceeds) from the date due (not taking into account any grace period) until payment is made.

         Section 4.3. Other Amounts. Any amount owing under this Lease and not otherwise paid prior thereto shall be due and payable on the Termination Date.

         Section 4.4. Net Lease. This Lease is a net lease and Lessee's obligation to pay all Rent, indemnities and other amounts payable hereunder shall be absolute and unconditional under any and all circumstances and, without limiting the generality of the foregoing, Lessee shall not be entitled to any abatement or reduction of Rent or any setoff against Rent, indemnities or other amounts, whether arising by reason of any past, present or future claims of any nature by Lessee against Lessor, or otherwise. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessee be otherwise affected: (a) by reason of any defect in, damage to, or loss of possession or use, obsolescence or destruction, of the Aircraft, however caused; or (b) by the taking or requisitioning of the Aircraft by condemnation or otherwise; or (c) by the invalidity or unenforceability or lack of due authorization by Lessor or Lessee or other infirmity of this Lease; or (d) by lack of power or authority of Lessor to enter into this Lease or any other Operative Document; or (e) by the attachment of any Lien of any third party to the Aircraft; or (f) by any prohibition or restriction of or interference with Lessee's use of the Aircraft by any Person; or (g) by the insolvency of or the commencement by or against Lessor of any bankruptcy, reorganization or similar proceeding; or (h) by any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties that all Rent, indemnities and other amounts payable by Lessee hereunder shall be payable in all events in the manner and at the times herein provided unless Lessee's obligations in respect thereof have been terminated or modified pursuant to the express provisions of this Lease. To the extent permitted by applicable law, Lessee hereby waives any and all rights which it may now have or which may at any time be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease, in whole or in part, except strictly in accordance with the express terms hereof. Each rental, indemnity or other payment made by Lessee hereunder shall be final, and Lessee shall not seek to recover (except as expressly provided in this Lease) all or any part of such payment from Lessor for any reason whatsoever except as a result of overpayment by Lessee. Without affecting Lessee's obligation to pay Rent or other amounts payable hereunder, Lessee may seek damages for a breach by Lessor of its obligations under this Lease.

         Section 4.5. Capital Adequacy. Without limiting any other provision of this Lease, in the event that Lessor shall have determined that the adoption of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by Lessor with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing Lessor's rate of return on the Lease Balance to a level below that which Lessor would have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration Lessor's policies with respect to capital adequacy by an amount deemed by such Lessor to be material, then within ten Business Days after written notice and demand by Lessor, Lessee shall from time to time pay to such Lessor additional amounts sufficient to compensate Lessor for such reduction. Each certificate as to the amount payable under this Section 4.5 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Lessee by the Lessor in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

         Section 4.6. LIBO Rate Not Ascertainable, etc. In the event that the Lessor shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the LIBO Rate for any Rent Period, by reason of any changes arising after the date of this Lease affecting the London interbank market and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the LIBO Rate then, and in any such event, the Lessor shall forthwith give notice (by telephone confirmed in writing) to Lessee of such determination and a summary of the basis for such determination. Until the Lessor notifies Lessee that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lessor to permit Variable Rent to accrue at the LIBO Rate shall be suspended, and, during the term of such suspension, Variable Rent shall accrue at one hundred seventy-five basis points (1.75%) below the Prime Rate.


                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF LESSEE

         Lessee represents, warrants and covenants to Lessor that, as of the date hereof the below representations and warranties are true and correct and, at all times during the Lease Term, will remain true and correct:

         Section 5.1. Organization and Qualification. Lessee is a corporation duly organized and existing in good standing under the laws of the State of Florida. Each Subsidiary of Lessee is a corporation duly organized and existing under the laws of the jurisdiction of its incorporation. Lessee and each of its Subsidiaries are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction in which the character of their properties or the nature of their business makes such qualification necessary, except for such jurisdictions in which a failure to qualify to do business would not have a materially adverse effect. Lessee and each of its Subsidiaries have the corporate power to own their respective properties and to carry on their respective businesses as now being conducted.

         Section 5.2. Corporate Authority. The execution and delivery by the Lessee of and the performance by Lessee and the Guarantor of its obligations under the Operative Documents have been duly authorized by all requisite corporate action and all requisite shareholder action, if any, on the part of Lessee and the Guarantor and do not and will not (i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the organizational papers or bylaws of Lessee and the Guarantor, or any indenture, agreement or other instrument to which Lessee or the Guarantor is a party or by which Lessee or the Guarantor or any of their properties are bound, or (ii) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

         Section 5.3. Financial Statements. Lessee has furnished Lessor with the audited consolidated financial statements of Guarantor as at December 31, 1995 and the unaudited consolidated financial statements of Guarantor for the two (2) fiscal quarters ended March 31, 1996 and June 30, 1996. Such financial statements (including any related schedules and notes) are true and correct in all material respects (subject, as to interim statements, to the absence of certain footnote disclosures required in audited statements under GAAP and to changes resulting from audits and year end adjustments), have been prepared in accordance with GAAP consistently applied throughout the period or periods in question and show, in the case of audited statements, all liabilities, direct or contingent, of Guarantor and its Subsidiaries, required to be shown in accordance with GAAP consistently applied throughout the period or periods in question and fairly present the consolidated financial position and the consolidated results of operations of the Guarantor and its Subsidiaries for the periods indicated therein. There has been no material adverse change in the business, condition or operations, financial or otherwise, of Guarantor on a consolidated basis since the dates of such financial statements.

         Section 5.4. Tax Returns. Each of Guarantor and its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of Guarantor and its Subsidiaries, are required to have been filed, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due or except such as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

         Section 5.5. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor or any of its Subsidiaries or any of their properties or rights, by or before any court, arbitrator or administrative or governmental body, which, if adversely determined would result in a material adverse effect on the Guarantor on a consolidated basis.

         Section 5.6. Title to Properties and Assets; Liens, etc. Each of Guarantor and its Subsidiaries has (i) good and marketable fee simple title to its respective real properties (other than real properties which it leases from others), and good title to all of its other respective properties and assets, including all such assets reflected in the financial statements described in
Section 5.3, above (other than properties and assets disposed of in the ordinary course of business). Each of Guarantor and its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions which materially affect or impair the operation of such properties and assets, and all such leases are valid and subsisting and in full force and effect against the Lessee.

         Section 5.7. Enforceability of Lease. This Lease is the legal, valid and binding agreement of Lessee enforceable against Lessee in accordance with its terms, and all other Operative Documents, when executed and delivered, will be similarly legal, valid, binding and enforceable as against Lessee and Guarantor, as the case may be, except as the enforceability of the other Operative Documents may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditor's rights and remedies in general and by general principles of equity, whether considered in a proceeding at law or in equity.

         Section 5.8. Governmental Consent. Neither the nature of Guarantor or any of its Subsidiaries nor any of their respective businesses or properties, nor any relationship between Guarantor or Lessee and any other Person, nor any circumstance in connection with the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby is such as to require on behalf of Guarantor or any of its Subsidiaries any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Lease and the Operative Documents, except such filings as are necessary to perfect the Lessor's Liens.

         Section 5.9. Solvency. Each of the Lessee and the Guarantor is solvent and able to pay its debts as and when they accrue and are due.

         Section 5.10. Perfection of Title. Except for (i) the registration of the Aircraft in the name of Lessee pursuant to the Federal Aviation Act,
(ii) the filing and recordation of the Lease, with the executed Lease Supplement and the FAA Bill of Sale covering the Aircraft pursuant to the Federal Aviation Act and (iii) the filing of UCC financing statements, no further action, including any filing or recording of any document, is necessary in order to establish and perfect Lessor's title to and interest in the Aircraft.

         Section 5.11. Warranty of Title. On the Closing Date, Lessor will have received good and marketable title to the Aircraft free and clear of all Liens (other than Permitted Liens), such title will not be voidable by Lessee's creditors and Lessee will defend such title forever against all claims and demands whatsoever.



                                   ARTICLE VI
                                   WARRANTIES

         Section 6.1.     Warranty Disclaimer.  LESSEE ACKNOWLEDGES AND AGREES
THAT: (A) THE AIRCRAFT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY LESSEE; (B) LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES;
(C) LESSOR IS NOT A MANUFACTURER THEREOF OR A DEALER IN PROPERTY OF SUCH KIND; AND (D) LESSOR HAS NOT MADE NOR SHALL BE DEEMED TO HAVE MADE: (I) ANY REPRESENTATION, WARRANTY OR COVENANT WITH RESPECT TO THE TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, DESCRIPTION, DURABILITY OR SUITABILITY OF THE AIRCRAFT IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF LESSEE; OR (II) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT.

         Section 6.2. Quiet Enjoyment. So long as no Event of Default shall have occurred and be continuing, neither Lessor nor any Person acting by, through or under Lessor, shall take or cause to be taken any actions inconsistent with the Lessee's rights under this Lease or otherwise in any way interfere with the Lessee's quiet enjoyment, possession, use or operation of the Aircraft during the Lease Term.

         Section 6.3. Lessor Liens. Lessor represents and warrants to the Lessee that there are no Lessor Liens attributable to the Lessor (or an Affiliate thereof) against, on or with respect to the Aircraft and Lessor covenants and agrees with Lessee that Lessor will, at its own cost and expense, take such action as may be necessary to duly discharge and satisfy in full promptly after the same become known to Lessor, any Lessor Lien against, on or with respect to the Aircraft and shall indemnify and hold harmless the Lessee from and against any loss, costs and expense or liability that may be suffered by Lessee as a result of Lessor's failure to satisfy or discharge any Lessor Lien attributable to it.

                                  ARTICLE VII
                        POSSESSION, ASSIGNMENT, USE AND
                 MAINTENANCE, INSPECTION AND RETURN OF AIRCRAFT

         Section 7.1. Restriction on Lessee's Possession and Use. Lessee shall not: (a) use, operate, maintain or store the Aircraft or any portion thereof: (i) except in accordance with Section 7.2; or (ii) in violation of any applicable insurance policy or law or regulation of any Authority; (b) except as a result of a Casualty, abandon the Aircraft; (c) sublease or assign the Aircraft or permit the operation thereof by anyone other than Lessee, in each case unless it shall have obtained the prior written consent of Lessor (not to be unreasonably withheld); (d), sell, assign or transfer any of its rights hereunder or in the Aircraft, or directly or indirectly create, incur or suffer to exist any Lien on any of its rights hereunder or in the Aircraft, except for Permitted Liens; (e) permit the Aircraft to be registered in any jurisdiction other than the United States of America; and (f) permit the Aircraft to be based outside of the United States.

         Section 7.2.     Operation and Use, Maintenance, Registration.

                 (a) Operation and Use. Lessee shall operate the Aircraft only in the normal course of conducting its business, and in any event, Lessee shall not operate, use or locate the Aircraft or suffer the Aircraft to be operated, used or located (i) in any area excluded from coverage by any insurance required by the terms of Article IX hereof or (ii) outside the United States, Canada and Mexico, Caribbean and Western Europe. Lessee shall not permit the Aircraft to be used or operated during the Lease Term in violation of any Applicable Law or in violation of any airworthiness certificate, license or registration relating to the Aircraft.

                 (b) Maintenance. Lessee, at its own cost and expense, shall service, repair, maintain and overhaul, test or cause the same to be done to the Airframe and each Engine during the Lease Term so as to keep the Airframe and each Engine in such operating condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the FAA. Lessee's servicing, repairs, maintenance, overhaul and testing of the Airframe and each Engine will be performed on the same basis, in the same manner and with the same care as used by Lessee with respect to other, similar airframes and engines owned or leased by Lessee, if any. Lessee shall maintain or cause to be maintained all records, logs and other materials required by the FAA to be maintained in respect to the Aircraft.

                 (c) Registration and Insignia. Lessee, at its own expense, upon the Closing Date shall cause the Aircraft to be duly registered in the name of Lessee under the Federal Aviation Act and at all times thereafter during the Lease Term to remain so registered. On the Closing Date, Lessee shall place and thereafter at all times during the Lease Term maintain in the cockpit of the Airframe in a location reasonably adjacent to the airworthiness certificate and on each Engine, a metal nameplate identifying the security interest of Lessor in the Aircraft, as follows:

             "SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION,
                               Owner and Lessor"

         Lessee will not allow the name of any Person other than Lessee and Lessor, or its successors or assigns, to be placed on the Aircraft or any Engine as a designation that might be interpreted as a claim of ownership or of any interest therein, provided, however, that Lessee may operate the Aircraft in its livery, in its name and with its logo thereon.

         Section 7.3.     Replacement, Removal of Parts.

                 (a) Replacement of Parts. Except as otherwise provided in Section 7.4 hereof or if the Airframe or an Engine has suffered a Casualty, Lessee, at its own cost and expense, will during the Lease Term promptly replace all Parts that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Lessee shall, except as otherwise provided in Section 7.4 hereof, replace such Parts as promptly as practicable with replacement Parts. All replacement parts shall be free and clear of all Liens except Permitted Liens and shall be in as good operating conditions as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

                 (b)      Title to Parts.  Except as otherwise provided in
         Section 7.4 hereof, title to all Parts at any time removed from the Airframe or any Engine shall remain vested in Lessor and no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to such Airframe or Engine and that meet the requirements for replacement Parts specified in Section 7.3.(a) hereof. Immediately upon any replacement Part becoming incorporated or installed in or attached to an Airframe or Engine as provided in Section 7.3.(a) hereof, without further act, (i) title to the replaced Part shall thereupon vest in Lessee, free and clear of all rights of

         Lessor and shall no longer be deemed a Part hereunder; (ii) title to such replacement Part shall thereupon vest in Lessor; and (iii) such replacement Part shall become subject to this Lease and be deemed part of such Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine.

         Section 7.4. Alterations, Modifications and Additions. Lessee, at its own expense, shall make alterations and modifications in and additions to the Airframe and any Engine as may be required to be made from time to time during the Lease Term by Applicable Law regardless upon whom such requirements are, by their terms, nominally imposed. In addition, Lessee, at its own expense, may from time to time make such alterations and modifications in and additions to the Airframe and any Engine as Lessee may deem desirable in the proper conduct of its business (including, without limitation, removal of Parts), provided that no such alterations, modification or addition diminishes the value, utility, condition or airworthiness of such Airframe or Engine below the value, utility, condition or airworthiness thereof immediately prior to such alterations, modification or addition, assuming such Airframe or Engine was then in the condition required to be maintained by the terms of this Lease. Title to all Parts incorporated or installed in or attached or added to the Airframe or any Engine as the result of any alteration, modification or addition effected by Lessee shall, without further act, vest in the Lessee and become subject to the security interest created pursuant to Section 13.1 of this Lease; provided, however, Lessee may remove any such Part from the Airframe or an Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to the terms of Section 7.2.(b) hereof or the first sentence of this Section 7.4, and
(iii) such Part is readily removable without causing material damage to such Airframe or Engine and such Part can be removed from such Airframe or Engine without diminishing or impairing the value, condition, utility or airworthiness which such Airframe or Engine would have had at the time of removal had such alteration, modification or addition not been effected by Lessee. Upon the removal by Lessee of any such Part as above provided, title thereto shall, without further act, vest in Lessee free and clear of all rights of Lessor and such Part shall no longer be deemed a Part hereunder and Lessee shall, as soon as practicable, repair any damage to the Aircraft or Engine resulting from the removal of such Part. Any Part not removed by Lessee as above provided prior to the return of the Airframe or respective Engine to Lessor hereunder shall remain the property of Lessor all subject to this Lease. If any removable Part is (i) owned by any third party and leased to Lessee or installed on the Aircraft under license granted to or by Lessee, or (ii) sold to Lessee subject to a conditional sales contract or other security subject to a security interest in favor of any third party, then Lessor will not acquire or claim, as against such lessor, licensor, conditional vendor or secured party, any right, title or interest in any such removable part as the result of such removable part being installed in the Aircraft; provided, however, (I) that the inability of Lessor to so acquire or claim is subject to the express condition that such lessor, licensor, conditional vendor or secured party shall not acquire or claim, as against Lessor, any right, title or interest in the Aircraft, or any Part other than its interest in such removable Part by reason of such removable Part being installed thereon, and (II) that any removable Part not removed by Lessee within 60 days after the occurrence of an Event of Default which is continuing uncured, shall, at such time, become the property of Lessor, and be subject to this Lease. In no event shall Lessor bear any liability or cost for any alteration, modification or addition to, or for any grounding or suspension of certification of, the Aircraft, or for any loss of revenue arising therefrom.

         Section 7.5. Inspection of Aircraft. At all reasonable times during the Lease Term (including, without limitation, during scheduled maintenance visits), Lessor or its authorized representative may inspect the Aircraft and the books and records of Lessee relative thereto. Lessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection.

         Section 7.6.     Return of Aircraft and Records.

                 (a) Return of Aircraft. Upon termination of this Lease and the end of the Lease Term or upon the earlier termination of this Lease pursuant to the terms hereof, unless Lessee shall purchase the Aircraft or there shall have been a Casualty with respect to the Aircraft, Lessee, at its own expense, shall, except as otherwise expressly provided herein, return the Aircraft by delivering the same to Lessor at such location in the continental United States of America which shall be selected by Lessor. The Aircraft shall be fully equipped with the two Engines duly installed thereon.

                 (b) Records. Upon the return of the Aircraft, Lessee shall deliver to Lessor all logs, manuals, certificates and inspection, modification and overhaul records which are required to be maintained with respect thereto under applicable rules and regulations of the FAA.

                 (c) Condition of Aircraft. The Aircraft when returned to Lessor shall be in good operating condition and appearance, ordinary wear and tear excepted, shall have a valid FAA certificate of airworthiness issued by the FAA, and shall be in compliance with the Lessee's FAA-approved maintenance program and all Applicable Laws governing the possession and use of the Aircraft. The Aircraft shall be free and clear of all Liens other than Lessor Liens and shall meet the additional return conditions of Exhibit B hereto.


                                  ARTICLE VIII
                RISK OF LOSS; REPLACEMENT; WAIVER AND INDEMNITY

         Section 8.1. Casualty. Upon the occurrence of a Casualty, Lessee shall give prompt written notice thereof (a "Casualty Notice") to Lessor and shall pay the Casualty Amount together with all Variable Rent accrued on such Lease Balance to the date of payment which payment shall be made on the earlier of (a) the date on which the loss proceeds are paid by Lessee's insurance underwriters or brokers or (b) 60 days after the Casualty Date; provided that in any event such repayment shall be made no later than the last day of the Lease Term (the "Casualty Settlement Date").

         Lessee shall continue to make all payments of Rent due under the Lease Supplement until and including the Casualty Settlement Date. Upon payment of the Casualty Amount on such Casualty Settlement Date, (a) the Lessee's obligation to pay the remaining scheduled payments of Rent, if any, shall cease and terminate, and (b) Lessor shall transfer to Lessee, without recourse or warranty (except as to Lessor's own acts or omissions), all of its right, title and interest in and to the Aircraft, free and clear of all Liens (other than Liens arising by, through or under Lessee).

         Section 8.2. Casualty Proceeds. All proceeds of any casualty insurance or condemnation proceeds, to the extent of the Casualty Amount ("Casualty Proceeds") paid or payable to Lessee or any Affiliate of Lessee by reason of a Casualty shall be paid to Lessor, unless Lessee shall have already complied with the provisions of Section 8.1 with respect to such Casualty. Any monies paid to Lessor attributable to a Casualty shall be remitted promptly to Lessee after Lessee's full compliance with Section 8.1.


                                   ARTICLE IX
                                   INSURANCE

         Section 9.1. Public Liability and Property Damage Insurance. Lessee will, without expense to Lessor, maintain or cause to be maintained in effect, at all times during the Lease Term, with insurers of recognized responsibility, public liability insurance (including, without limitation, passenger legal liability, property damage and product liability coverage, but excluding manufacturer's product liability coverage) with respect to the Aircraft in an amount not less than $300,000,000.00 or such higher amount as Lessee may carry from time to time on other similar aircraft in its fleet, if any. Such insurer and insurance shall be reasonably acceptable to Lessor and shall be of the type which is usually carried by corporations, similarly situated with Lessee and owning and operating similar aircraft and engines, and covering risks of the kind customarily insured against by such corporations or which is customarily maintained by Lessee.

         Section 9.2. Insurance Against Loss or Damage to the Aircraft and Engines. Lessee will, without expense to Lessor maintain or cause to be maintained in effect, at all times during the Lease Term, with insurers of recognized responsibility, all risk, ground and flight aircraft hull insurance on an agreed value basis (including, without limitation, ingestion), excluding war risks and allied perils, covering the Aircraft for an amount not less than the then applicable Casualty Amount from time to time. Such hull insurance or other personal property insurance shall cover Parts temporarily removed from the Airframe pending replacement by installation of the same or similar Parts on the Airframe. Such insurance shall be of the type usually carried by corporations similarly situated with Lessee and owning and operating similar aircraft and engines, and covering risks of the kind customarily insured against by such corporations and such insurer and insurance shall be reasonably acceptable to Lessor. If and to the extent that Lessee or a permitted sublessee operates the Aircraft on routes (other than routes within or between the United States, Canada and Mexico) where the custom in the industry is to carry war risk insurance, Lessee shall maintain or cause to be maintained such insurance in effect with respect to the Aircraft in an amount not less than the then applicable Casualty Amount.

         Section 9.3. Additional Insureds; Loss Payment. Lessee shall cause all policies of insurance carried in accordance with this Article IX to name Lessor, any Affiliate of Lessor and their respective successors and assigns as additional insureds as their respective interests may appear. Such policies shall provide with respect to such additional insureds that (i) none of their respective interests in such policies shall be invalidated by any act or omission or breach of warranty by Lessee or, in the case of any particular additional insured, any other named insured; (ii) no cancellation or lapse of coverage for nonpayment of premium or otherwise, and no substantial change of coverage which adversely affects the interests of any additional insured, shall be effective as to such additional insured until 30 days (or 7 days or such lesser period as may be applicable in the case of any war risk coverage) after receipt by such additional insured of written notice from the insurers of such cancellation, lapse or change; (iii) they shall have no liability for premiums, commissions, calls, assessments or advances with respect to such policies; (iv) such policies will be primary without any right of contribution from any other insurance carried by such additional insureds; and (v) the insurers waive any rights of set-off, counterclaim, deduction or subrogation against such additional insureds. Each liability policy shall provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and provide that the exercise by the insurer of rights of subrogation derived from rights retained by Lessee will not delay payment of any claim that would otherwise be payable but for such rights of subrogation. Each hull policy shall provide that any proceeds in respect of any loss exceeding $50,000 individually or in the aggregate, shall be payable to the Lessor (to the extent of the sum of the Casualty Amount plus accrued but unpaid Variable Rent as of the date of such payment).

         Section 9.4. Reports, etc. Lessee will during the Lease Term furnish to Lessor evidence of renewal of the insurance policies required pursuant to this Article IX prior to the cancellation, lapse or expiration of such insurance policies and, on the renewal dates of the insurance policies carried by Lessee pursuant to this Article IX, a certificate of insurance signed by a firm of independent aircraft insurance brokers, appointed by Lessee and reasonably satisfactory to Lessor, demonstrating that the insurance then carried and maintained on the Aircraft complies with the terms hereof. From time to time, Lessor may request from Lessee a report of Lessee's independent aircraft insurance brokers stating that in the opinion of such firm the insurance then carried and maintained on the Aircraft comply with the requirements of this Article IX. All information contained in such report shall be held confidential by Lessor and shall not be furnished or disclosed by it to anyone except Lessor and its duly authorized agents and bona fide prospective transferees and their duly authorized agents (provided they shall agree for the benefit of Lessee to hold all such information similarly confidential) and as may be required by Applicable Law. Lessee will cause such firm to advise Lessor in writing promptly of any default in the payment of any premium and of any other act or omission on the part of Lessee of which it has knowledge and which would in such firm's opinion invalidate or render unenforceable, in whole or in any material part, any insurance on the Aircraft. Lessee will also cause such firm to advise Lessor in writing at least 30 days prior to the termination or cancellation of, or material adverse change in, such insurance carried and maintained on the Aircraft pursuant to this Article
IX. On or prior to the Closing Date and as a condition to the Lessor's obligations hereunder, Lessee shall deliver to Lessor a certificate, in scope and substance satisfactory to Lessor, certifying the existence of insurance coverage complying with the requirements of this Article IX.


                                   ARTICLE X
                                    DEFAULT

         Section 10.1. Events of Default. The following shall constitute events of default (each an "Event of Default") hereunder and under the Lease Supplement (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Authority):

         (a) any payment of Rent or any portion of the Lease Balance shall not be paid when due or within 3 days of the due date; or any other payment payable by Lessee or Guarantor under any other Operative Document (including without limitation, any other amount payable pursuant to Article XII of this Lease) shall not have been paid as and when due or within 3 days of the due date;

         (b) any representation or warranty made by or on behalf of Lessee or Guarantor contained in any Operative Document, or in any certificate, letter or other writing or instrument furnished or delivered to Lessor, or pursuant thereto, shall at any time prove to have been incorrect in any material respect when made, deemed made or reaffirmed, as the case may be;

         (c)     Lessee shall fail to maintain the insurance required by
Article IX hereof;

         (d) Lessee or Guarantor shall default in the performance or observance of any other term, covenant, condition or agreement (other than as specified in clauses (a) through (c) above or (e) through (j) below) on its part to be performed or observed hereunder or under any other Operative Document, and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) written notice thereof by Lessor to Lessee or Guarantor or (ii) Lessee or Guarantor having Actual Knowledge thereof;

         (e) (i) Lessee or Guarantor shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law, seeking dissolution, liquidation or reorganization or the appointment of a receiver, agent, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, agent, custodian or liquidator for itself or a substantial portion of its property, assets or business; or (ii) corporate action shall be taken by Lessee or Guarantor for the purpose of effectuating any of the foregoing;

         (f) an involuntary proceeding or an involuntary petition shall be commenced or filed against Lessee or Guarantor under any bankruptcy, insolvency or similar law, seeking the dissolution, liquidation or reorganization of such Person or the appointment of a receiver, agent, custodian or liquidator for such Person or of a substantial part of the property, assets or business of such Person, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of such Person, and any such proceeding or petition shall not be dismissed or stayed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 30 days after commencement, filing or levy, as the case may be;

         (g) any Operative Document shall cease to be effective or to be the legal, valid, binding and enforceable obligation of Lessee or Guarantor; Lessee or any Affiliate of Lessee (including any Guarantor shall, directly or indirectly, contest in any manner in any court the effectiveness, validity, binding nature or enforceability of any Operative Document; or the security interest securing Lessee's obligations under the Operative Documents shall, in whole or in part, cease (except in accordance with the terms of the Operative Documents) to be a perfected first priority security interest;

         (h) there shall have occurred any default in the performance or observance of any obligation or condition with respect to the(i) Revolving Credit Agreement or (ii) any other indebtedness in excess of $250,000.00 owing by or guaranteed by Lessee or Guarantor the effect of which is to permit the acceleration of the maturity of such indebtedness prior to its expressed or stated maturity or the acceleration of such guarantee;

         (i) one or more non-interlocutory judgments, orders, decrees or arbitration awards is entered against Lessee, Guarantor or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, in an aggregate amount in excess of $500,000.00, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof;


         (j) (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of more than 49% of the shares of the outstanding common stock of Lessee entitled to vote for members of Lessee's board of directors or (ii) any event or condition shall occur or exist which, pursuant to the terms of any change in control provision, requires or permits the holder(s) of Indebtedness of the Lessee, Guarantor or any Subsidiary to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect.

         Section 10.2. Remedies. If any Event of Default has occurred and is continuing, Lessor may exercise in any order one or more or the remedies set forth in this Section 10.2, subject to any requirements of Applicable Law (it being understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute).

         (a) Lessor may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof;

         (b) Lessor may by notice in writing to Lessee terminate this Lease, but Lessee shall remain liable as hereinafter provided; and Lessor may, at its option, do any one or more of the following: (i) declare the Lease Balance, all accrued Variable Rent, all other amounts then payable by Lessee under this Lease and the other Operative Documents to be immediately due and payable, and recover any other damages and expenses in addition thereto which Lessor shall have sustained by reason of such Event of Default; (ii) enforce the security interest given hereunder pursuant to the Uniform Commercial Code or any other law, exercise its right of setoff as set forth in Section 15.16 hereinbelow or otherwise exercise any other right or remedy which may be available to it under applicable law; and (iii) require Lessee to return the Aircraft as provided in Article XI; or

         (c) Lessor may require Lessee immediately to purchase Lessor's interest in the Aircraft for an amount equal to the sum of the Lease Balance, all accrued and unpaid Rent and all other amounts then due and payable under the Operative Documents.

Notwithstanding the foregoing, upon the occurrence of any Event of Default described in subsection (e) or (f) of Section 10.1, Lessee shall automatically and immediately be required to purchase the Aircraft for an amount equal to the entire outstanding Lease Balance, together with all accrued unpaid Rent and other amounts then due and payable under the Operative Documents, without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived.

         Except for notices expressly otherwise provided for in the Operative Documents or as required by Applicable Law, Lessee hereby waives presentment, demand, protest and notice of any kind including, without limitation, notices of default, notice of acceleration and notice of intent to accelerate.

         Section 10.3. Additional Remedies. In addition to the remedies set forth in Section 10.2, if any Event of Default shall occur, Lessor may, but is not required to, sell the Leased Equipment in one or more sales. Lessor may purchase all or any part of the Leased Equipment at such sale. Lessee acknowledges that sales for cash or on credit to a wholesaler, retailer or user of such Leased Equipment, at a public or private auction, are all commercially reasonable. Any notice required by law of intended disposition by Lessor shall be deemed reasonable and properly given if given in writing at least 10 days before such disposition.

         Section 10.4. Proceeds of Sale; Deficiency. All payments received and amounts held or realized by the Lessor at any time when an Event of Default shall have occurred and be continuing and after the Lease Balance shall have been accelerated or Lessee is required to purchase the Aircraft, as well as all payments or amounts then held or thereafter received by Lessor, shall be distributed forthwith upon receipt by the Lessor in the following order of priority:

         first: so much of such payments or amounts as shall be required to reimburse the Lessor for any tax (other than any income tax payable on interest and on fees and other compensation of the Lessor), expense or other amount owed to the Lessor hereunder in connection with the collection or distribution of such payments or amounts to the extent not previously reimbursed by Lessee (including, without limitation, the expenses of any sale, taking or other proceeding, expenses in connection with realizing on any of the Leased Equipment, reasonable attorneys' fees and expenses (including the allocated costs of internal counsel), court costs and any other reasonable expenditures incurred or reasonable expenditures or advances made by the Lessor in the protection, exercise or enforcement of any right, power or remedy upon such Event of Default whether pursuant to Section 10.2 or otherwise) shall be so applied by the Lessor;

         second: so much of such payments or amounts remaining as shall be required to pay in full the Lease Balance, together with all unpaid accrued Rent, shall be distributed to Lessor, and in the event that the aggregate amount so to be distributed shall be insufficient to pay any of the foregoing in full all as aforesaid, then in the following order, (a) all accrued unpaid Rent (including, to the extent permitted by applicable law, interest on interest) and (b) the aggregate Lease Balance; and

         third: so much of such payments or amounts as shall remain shall be distributed to Lessee or to any third party who may be entitled thereto by Applicable Law.

         Section 10.5. Right to Perform Lessee's Agreements. If Lessee fails to perform any of its agreements contained herein or in any other Operative Document within the time period specified therefor and after delivery of any notice specified herein within three Business Days (or one Business Day where Lessor determines in its reasonable discretion that time is of the essence), Lessor, may perform such agreement and the fees and expenses incurred by Lessor in connection with such performance together with interest thereon shall be payable by Lessee upon demand. Interest on fees and expenses so incurred by Lessor shall accrue at the Default Rate from the date paid by Lessor until reimbursed by Lessee.

         Section 10.6. Reference to Revolving Credit Agreement. With respect to subsection 10.1.(h), so long as the Lessor is a party to the Revolving Credit Agreement, (x) if there exists a breach by Guarantor or any of its Subsidiaries (including, without limitation, Lessee) of any provision or part thereof, a waiver of such breach under the Revolving Credit Agreement shall be deemed a waiver of such breach by the Lessor under such subsection 10.1.(h), and (y) any consent granted by the Lessor under the Revolving Credit Agreement to any variation from any provision or part thereof shall be deemed a consent to such variation by the Lessor under such subsection 10.1.(h).


                                   ARTICLE XI
                      RETURN OF AIRCRAFT; OPTION CONDITION

         Section 11.1. After Termination. If Lessor has terminated this Lease pursuant to Section 10.2.(b), upon demand of Lessor, Lessee shall at its own expense (a) maintain (or cause to be maintained) the Aircraft in the condition required by Section 7.2 and Section 7.6, store the Aircraft without cost to Lessor and keep Aircraft insured in accordance with Article IX or (b) forthwith deliver exclusive possession of the Aircraft to Lessor, at a location within the continental United States designated by Lessor, together with all then current operating, maintenance and repair manuals relating to the Aircraft that have been received or prepared by or on behalf of Lessee, appropriately protected and in the condition required by Section 7.2 and Section 7.6 (and in any event in condition to be placed in immediate service). This Section 11.1 shall survive a termination of this Lease pursuant to Section 10.2.(b).


                                  ARTICLE XII
                               LEASE TERMINATION

         Section 12.1. Lessee's Options. On the last day of the Lease Term, Lessee shall, by delivery of written notice from Lessee to Lessor delivered not less than 180 days prior to the Termination Date, exercise one of the following options:

         (a) purchase for cash for the Purchase Option Exercise Amount the Aircraft (the "Fixed Purchase Price Option"); or

         (b) sell on behalf of the Lessor for cash to a purchaser or purchasers that is/are not an Affiliate of Lessee the Aircraft (the "Sale Option"). Simultaneously with a sale pursuant to the Sale Option, Lessee shall pay to Lessor, as supplemental Rent from the gross proceeds of sale of the Aircraft, without deductions or expense reimbursements (the "Proceeds"), an amount equal to the

Option Exercise Amount. If the Proceeds exceed the Option Exercise Amount, Lessee will retain the portion of the Proceeds in excess thereof. If the Proceeds are less than the Option Exercise Amount as of such date, Lessee will simultaneously pay or will cause to be paid to Lessor, as supplemental Rent, on such date, in addition to the Proceeds, the Applicable Percentage Amount, it being understood, however, that the amount payable pursuant to this Section 12.1.(b) shall in no event be construed to limit any other obligation of Lessee under the Operative Documents. In no event shall the Applicable Percentage Amount exceed the Lease Balance (after taking into account all payments of Rent and Proceeds applied against the Lease Balance). The obligation of Lessee to pay the amounts determined pursuant to this Section 12.1.(b) shall be a recourse obligation of Lessee.

         Section 12.2. Election of Options. Lessee's election of the Fixed Price Purchase Option will be irrevocable at the time made, but if Lessee fails to make a timely election, Lessee will be deemed to have irrevocably elected the Fixed Price Purchase Option. In addition, the Sale Option shall automatically be revoked if there exists an Incipient Default or Event of Default at any time after the Sale Option is properly elected and Lessor shall be entitled to exercise all rights and remedies provided in Article X. Lessee may not elect the Sale Option if there exists on the date the election is made an Event of Default or an Incipient Default.

         Section 12.3. Sale Option Procedures. If Lessee elects the Sale Option, it shall use its diligent commercial efforts to obtain the highest all cash purchase price for the Aircraft. All costs related to such sale and delivery, including, without limitation, the cost of sales agents, removal of the Aircraft, delivery of documents and Aircraft, certification and testing of the Aircraft in any location chosen by the buyer or prospective buyer, legal costs, costs of notices, any advertisement or other similar costs, or other information shall be borne entirely by Lessee, without regard to whether such costs were incurred by Lessor, Lessee or any potentially qualified buyer, and shall in no event be paid from any of the Proceeds. Lessor shall not have any responsibility for procuring any purchaser. If, nevertheless, Lessor undertakes any sales efforts, Lessee shall promptly reimburse Lessor for any reasonable charges, costs and expenses incurred in such effort, including any allocated time charges, costs and expenses of internal counsel or other attorneys' fees. Upon a sale pursuant to the Sale Option, the Aircraft shall be in the condition required by Section 7.2 and Section 7.6. Lessee's acceptance of any bid shall be subject to the prior written consent of the Lessor. Any purchaser of the Aircraft shall not in any way be an Affiliate of Lessee or Guarantor.

         Section 12.4. Appraisals. If Lessee exercises the Sale Option and the aggregate Proceeds from the sale of the Aircraft are less than the Lease Balance, Lessor may engage an Appraiser of nationally recognized standing and reasonably acceptable to Lessee, at Lessee's expense (not to exceed $15,000.00), to determine (by appraisal methods satisfactory to the Lessor) the Fair Market Value of the Aircraft as of the Termination Date. If the Appraisal concludes that the Fair Market Value of the Aircraft as of the Termination Date was in excess of the aggregate Proceeds from the sale of the Aircraft, Lessee shall promptly pay to Lessor, such excess, which together with such aggregate Proceeds so paid to Lessor shall not exceed the Lease Balance.


                                  ARTICLE XIII
                               GRANT OF SECURITY
                   INTEREST TO LESSOR AND FURTHER ASSURANCES

         Section 13.1. Grant of Security Interest. Lessee hereby assigns, grants and pledges to Lessor a security interest in all of Lessee's right, title and interest, whether now or hereafter existing or acquired, in the Leased Equipment, to secure the payment and performance of all obligations of Lessee now or hereafter existing under this Lease or any other Operative Document. Lessee shall, at its expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents or instruments (including financing statements and other evidences of security interests) which Lessor may reasonably request in order to protect Lessor's interest in the Leased Equipment, subject to no Liens other than Permitted Liens, and Lessor's rights and benefits under this Lease. Lessee shall promptly and duly execute and deliver to Lessor such documents, instruments and assurances and take such further action as Lessor may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and the other Operative Documents, to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder and thereunder, and to establish, perfect and maintain the rights and interest of Lessor in and to the Leased Equipment, subject to no Lien other than Permitted Liens, and Lessee agrees to execute and deliver promptly such of the foregoing as may require execution by Lessee (including, without limitation, any documents required in connection with causing Lessor's interest to be reflected on any registration.) To the extent permitted by applicable laws, Lessee hereby authorizes any such financing statements and other documents to be filed without the necessity of the signature of Lessee, if Lessee has failed to sign any such instrument within 10 Business Days after request therefor by Lessor. Upon Lessee's request, Lessor shall at such time as all of the obligations of Lessee under this Lease and all other Operative Documents have been paid or performed in full, execute and deliver termination statements and other appropriate documentation reasonably requested by Lessee, all at Lessee's expense, to evidence Lessor's release of its security interest and any other interest of Lessor in any and all of the Leased Equipment. At such time, Lessor shall execute and deliver to Lessee such documents as may be reasonably necessary (without representations or warranties except that the Aircraft is free and clear of Lessor Liens) to release Lessor's security interest and any other interest of Lessor in the Aircraft. If at any time any payment of Rent or any other amount due under the Operative Documents is rescinded or must be otherwise restored or returned upon an Insolvency Event of the Lessee or Guarantor, the obligations hereunder and under the other Operative Documents, and all rights in Leased Equipment released in connection therewith, shall be reinstated as though such payment had been due but not paid as of such time.

         Section 13.2. Retention of Proceeds in the Case of Default. If Lessee would be entitled to any amount (including any Casualty Proceeds) but for the existence of any Event of Default or Incipient Default, Lessor shall hold such amount as part of the Leased Equipment and shall be entitled to apply such amounts against any amounts due hereunder; provided, that Lessor shall distribute such amount or transfer the Aircraft in accordance with the other terms of this Lease if and when no Event of Default or Incipient Default exists.

         Section 13.3. Attorney-in-Fact. Subject to the limitation and qualifications set forth herein, Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact, with full authority in the place and stead of Lessee and in the name of Lessee or otherwise, from time to time in Lessor's discretion, upon the occurrence and during the continuance of an Event of Default, to take any action (including any action that Lessee is entitled to take) and to execute any instrument which Lessor may deem necessary or advisable to accomplish the purposes of this Lease (subject to any limitations set forth in the Operative Documents), including, without limitation:

         (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for money due and to become due under or in connection with the Leased Equipment ;

         (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with the foregoing clause (a); and

         (c) to file any claim or take any action or institute any proceedings which Lessor may deem to be necessary or advisable for the collection thereof or to enforce compliance with the terms and conditions of any Leased Equipment.

         Lessee hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 13.3 is irrevocable and coupled with an interest.

         Section 13.4. Release of Liens. Upon the payment of all amounts required pursuant to Section 8.1 in connection with a Casualty, in each case in compliance with the applicable provisions of the Lease, the Aircraft shall be released from the security interest and any other interest of Lessor created hereunder.


                                  ARTICLE XIV
                               EARLY TERMINATION

         Section 14.1. Early Termination. On any Payment Date occurring after the fifth anniversary of the Base Date, and provided no Incipient Default or Event of Default shall exist, Lessee may, at its option, upon at least 30 days' advance written notice from Lessee to Lessor, purchase Lessor's interest in the Aircraft subject to this Lease for the sum of (i) the Lease Balance outstanding on the date of purchase, (ii) the accrued Variable Rent payable on or prior to the date of purchase and (iii) all other expenses and other amounts due and payable pursuant to this Lease and the other Operative Documents.


                                   ARTICLE XV
                                 MISCELLANEOUS

         Section 15.1. No Waiver. No delay or omission in the exercise of any right, power or remedy accruing to Lessor upon any breach or default of Lessee hereunder shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach or default thereafter occurring, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Lessor of any breach or default under this Lease must be specifically set forth in writing.

         Section 15.2. Survival of Covenants. All claims pertaining to the representations, warranties and covenants of Lessee under Articles IV, V, VI, VII, VIII, IX, XI, XII, XIII, XIV, and XV shall survive the termination of this Lease to the extent such claims arose out of events occurring or conditions existing prior to any such termination. The covenant of the Lessor under
Section 13.4 hereof shall survive the termination of this Lease.

         Section 15.3. APPLICABLE LAW. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF FLORIDA, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.

         Section 15.4. Effect and Modification of Lease. No variation, modification, amendment or waiver of this Lease, including any schedules or exhibits hereto, or any other Operative

Document to which Lessor is a party shall be valid unless in writing, signed by Lessee and Lessor.

         Section 15.5. Notices. All notices, requests, demands and other communications (other than routine communications between the Lessee and the Lessor) provided for hereunder and any of the other Operative Documents shall be in writing and mailed or personally delivered to each of the parties hereto, regardless of whether said notice is only required to be given to only selected parties hereto at the addresses indicated below:

If to Lessee:             PMG Acquisition Corp.
                          1445 North Park Drive
                          Ft. Lauderdale, FL  33326
                          Attn:  Cathy J. Lerman, Esq.

With copy to:             Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel,
                          P.A.
                          1221 Brickell Avenue
                          Miami, FL  33131
                          Attn:  Rebecca Orand, Esq.


If to the Lessor:         SunTrust Bank, Central Florida, National Association
                          200 South Orange Avenue
                          Post Office Box 3833
                          Orlando, Florida 32802
                          Attn:  Leasing Department


With a copy to:           Akerman, Senterfitt & Eidson, P.A.
                          Post Office Box 231
                          Orlando, Florida  32802-0231
                          Attn:  Charles T. Brumback, Jr.

or, as to each party, at such other address as shall be designated by such party in written notice to the other party complying as to delivery with the terms hereof. Except as otherwise expressly provided in this Lease or in any of the other Operative Documents, all such notices, requests, demands and other communications shall be effective and given three (3) Days after being deposited in the United States mails (postage prepaid) by registered or certified mail, return receipt requested, or when personally delivered to the addressee.

         Section 15.6. Counterparts. This Lease has been executed in several counterparts. One counterpart has been prominently marked "Lessor's Copy". Only the counterpart marked "Lessor's Copy" shall evidence a monetary obligation of Lessee or shall be deemed to be an original or to be chattel paper for purposes of the Uniform Commercial Code, and such copy shall be held by Lessor.

         Section 15.7. Severability. Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

         Section 15.8. Successors and Assigns, Benefit of Agreement. This Lease shall be binding upon the parties hereto and, subject to Sections 15.9 and 15.10 hereof, their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 15.9. Assignment by Lessor. Lessor may, at its discretion, assign its rights, benefits and obligations under this Lease, provided that no such assignment shall diminish or adversely affect Lessee's rights hereunder or increase Lessee's liabilities in respect of any tax or other obligation hereunder, or cause Lessee to incur any obligations, costs or expense in excess of those for which it would otherwise have been responsible in the absence of such assignment. Lessor shall procure from any assignee a written agreement for the benefit of Lessee to the effect of Sections 6.2 or 6.3.

         Section 15.10. Assignment by Lessee. Lessee shall not sell, assign, transfer or otherwise dispose of its rights or delegate its obligations under this Lease to any other Person.

         Section 15.11. JURY TRIAL. LESSOR AND LESSEE WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR ANY OTHER OPERATIVE DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE OR ANY OPERATIVE DOCUMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         Section 15.12. Section Headings; Table of Contents. Section headings and the table of contents used in this Lease (including the schedule) are for convenience of reference only and shall not affect the construction of this Lease.

         Section 15.13. Final Agreement. This Lease, together with the other Operative Documents, represents the entire final agreement between the parties with respect to the transactions contemplated by the Lease and the other Operative Documents. This Lease cannot be modified, supplemented, amended, rescinded or contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties, except by an instrument in writing signed by the parties hereto. There are no unwritten oral agreements between the parties.

         Section 15.14. Timeliness of Performance. The provisions of Articles X and XI pertaining to the delivery of notice and the performance of certain events on dates required by Articles X and XI are to be strictly adhered to by the parties hereto.

         Section 15.15.   Payment of Expenses, Etc.  Lessee shall:

                 (a) pay to Lessor, on or prior to the Closing Date, the Administrative Fee and shall also pay all other reasonable, out-of-pocket costs and expenses of the Lessor in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Lessor with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Lease and the other Operative Documents and the documents and instruments referred to therein, and any amendment, waiver or consent requested by Lessee relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Lessor), and in the case of enforcement of this Lease or any Operative Document after the occurrence and during the continuance of an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and disbursements of counsel), for the Lessor;

                 (b) pay and hold the Lessor harmless from and against any and all present and future stamp, documentary, intangible, sales, use and other Taxes with respect to this Lease and any other Operative Documents, any collateral described therein, or any payments due thereunder, including interest and penalties and save Lessor harmless from and against any and all liabilities with respect to or resulting from any delay or omission of Lessee to pay such Taxes, provided, however, nothing contained in this subsection shall obligate the Lessee to pay any taxes (A) based on or measured by or with respect to the net or gross income, items of tax preference, minimum tax, excess profits, capital franchise or net worth of Lessor, (B) that result from gross negligence or wilful misconduct of Lessor, (C) to the extent such taxes exceed the amount of taxes that would have been imposed and indemnified against had there not been an assignment or other disposition by Lessor of any interest in the Aircraft or this Lease (other than in connection with an Event of Default), or (D) imposed against or payable by Lessor as a result of any failure by Lessor to comply with any certification or other procedure required by law or to timely file any return, report or notice;

                 (c) indemnify the Lessor, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by the Lessor (whether or not it is designated a party thereto) (an "Indemnitee") arising out of or by reason of: (i) the operation, possession, use, maintenance, overhaul, testing, registration, re-registration, storage, preparation, installation, modification, alteration, repair, sublease or transportation of the Aircraft, Airframe or Engine or any Part thereof by Lessee, any sublessee or any other Person whatsoever, whether or not such operation, possession, use, maintenance, overhaul, testing, registration, re-registration, storage, preparation, installation, modification, alteration, repair, sublease or transportation is in compliance with the terms of the Lease, including without limitation, claims for death, personal injury or property damage or other loss or harm to any Person whatsoever; (ii) the manufacture, design, purchase, acceptance, rejection, delivery, non-delivery or condition of the Aircraft, including, without limitation, latent and other defects, whether or not discoverable and patent, trademark or copyright infringement; and (iii) any breach of or failure to perform or observe or any other non-compliance with any covenant or agreement to be performed, or other obligation of Lessee under any of the Operative Documents, or the falsity of any representation or warranty of Lessee in any of the Operative Documents; and (iv) any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of the Lease or Lessee's entering into and performing of the Lease or the other Operative Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding but excluding any costs, losses, liabilities, claims, damages or expenses (i) arising from the gross negligence or willful misconduct of Lessor or any Affiliate of Lessor, (ii) that is or is attributable to any Tax for which Lessee is not responsible to indemnify Lessor hereunder, or (iii) to the extent attributable to the sale, assignment or transfer, voluntary or involuntary, by Lessor of any interest in the Aircraft or this Lease, other than a transfer resulting from the exercise of remedies in connection with an Event of Default or pursuant to Section 12.1 hereof or as otherwise contemplated by this Lease.

If and to the extent that the obligations of Lessee under this Section 15.15 are unenforceable for any reason, Lessee hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         Section 15.16. Right of Setoff. In addition to and not in limitation of all rights of offset that Lessor may have under applicable law, Lessor shall, upon the occurrence and during the continuance of any Event of Default and whether or not such Lessor has made any demand or Lessee's obligations are matured, have the right to appropriate and apply to the payment of Lessee's obligations hereunder and under the other Operative Documents, all deposits of Lessor (general or special, time or demand, provisional or final, other than escrow or trust accounts denoted as such) then or thereafter held by and other indebtedness or property then or thereafter owing by Lessor to Lessee, whether or not related to this Lease or any transaction hereunder.

         Section 15.17. Nature of Transactions. It is the intent of the parties that (a) the transaction contemplated by the Operative Documents may be treated as an operating lease from Lessor to Lessee for purposes of Lessee's financial reporting, and (b) the obligations of Lessee to pay Fixed Rent and Variable Rent shall be treated as payments of principal and interest, respectively. Nevertheless, Lessee acknowledges and agrees that Lessor, has not made any representations or warranties to Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that Lessee has obtained and relied upon such tax, accounting and legal advise from Lessee's advisors and professionals concerning the Operative Documents as they deem appropriate. Lessor shall not claim any tax depreciation with respect to the Aircraft.

         Section 15.18. Recordation. Lessee shall cause this Lease, all exhibits hereto, any Lease Supplements and any and all additional instruments which shall be executed pursuant to the terms hereof, so far as permitted by Applicable Law, to be kept, filed and recorded and to be re-executed, re-filed and re-recorded at all times during the Lease Term with the FAA, to the extent required to perfect, protect and preserve Lessor's interest in the Aircraft.

         Section 15.19.   Truth in Leasing.

         THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. LESSEE IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT.

         AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

         THE LESSEE CERTIFIES THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT IT UNDERSTANDS ITS

         RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed and delivered as of date first above written.

                                    LESSEE:

                                    PMG ACQUISITION CORP.
         [CORPORATE SEAL]

                                    By:  /s/ Lawrence M. Mullen
                                       ------------------------
                                       Lawrence M. Mullen,
                                       Vice President

                                    SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL
                                    ASSOCIATION


                                    By: /s/ Paul L. DuPuis, Jr.
                                       ------------------------
                                       Paul L. DuPuis, Jr.
                                       First Vice President



                        JOINDER AND CONSENT OF GUARANTOR

         The undersigned Guarantor hereby joins in and consents to the foregoing Aircraft Lease Agreement for the specific purpose of acknowledging and confirming the accuracy of the representations and warranties set forth in
Article V thereof.

                                        PEDIATRIX MEDICAL GROUP, INC.
         [CORPORATE SEAL]

                                        By: /s/ Lawrence M. Mullen
                                           ------------------------
                                           Lawrence M. Mullen,
                                           Vice President and Chief
                                           Financial Officer

                                ACKNOWLEDGMENTS


STATE OF GEORGIA
COUNTY OF CLAYTON

         On this the 5th day of September, 1996, personally appeared Lawrence
M. Mullen, the Vice President of PMG Acquisition Corp., a Florida corporation (the "Lessee") and before me, executed that certain Aircraft Lease Agreement dated September 5, 1996 by and between the Lessee and SunTrust Bank, Central Florida, National Association, (the "Lessor"), on behalf of the corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                      _____________________________________________
                      Signature of Notary Public, State of Georgia

                      _____________________________________________
                      (Print, Type or Stamp Commissioned Name of Notary Public) Personally known ____; OR Produced identification ____ Type of identification produced: ________________________
                      ____________________________________

                                 (Notary Seal)

STATE OF GEORGIA
COUNTY OF CLAYTON

         On this the 5th day of September, 1996, personally appeared Paul L. DuPuis, Jr., the First Vice President of SunTrust Bank, Central Florida, National Association, a national banking association (the "Lessor") and before me, executed that certain Aircraft Lease Agreement dated September 5, 1996 by and between the Lessor and PMG Acquisition Corp., (the "Lessee"), on behalf of the association.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                      _____________________________________________
                      Signature of Notary Public, State of Georgia

                      _____________________________________________
                      (Print, Type or Stamp Commissioned Name of Notary Public) Personally known ____; OR Produced identification ____ Type of identification produced:
                                                       ________________________
                      ____________________________________

                                 (Notary Seal)

STATE OF GEORGIA
COUNTY OF CLAYTON

         On this the 5th day of September, 1996, personally appeared Lawrence
M. Mullen, the Vice President of Pediatrix Medical Group, Inc., a Florida corporation (the "Lessee") and before me, executed the Joinder and Consent of Guarantor to that certain Aircraft Lease Agreement dated September 5, 1996 by and between the Lessee and SunTrust Bank, Central Florida, National Association, (the "Lessor"), on behalf of the corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                      _____________________________________________
                      Signature of Notary Public, State of Georgia

                      _____________________________________________
                      (Print, Type or Stamp Commissioned Name of Notary Public) Personally known ____; OR Produced identification ____ Type of identification produced:
                                                      _________________________
                      __________________________________

                                 (Notary Seal)

                             LEASE SUPPLEMENT NO. 1


         Lease Supplement dated September 5, 1996 (this "Lease Supplement") between PMG Acquisition Corp., a Florida corporation (the "Lessee"), and Suntrust Bank, Central Florida, National Association, as Lessor ("Lessor").

                                  WITNESSETH:

         WHEREAS, Lessee and Lessor have heretofore entered into that certain Aircraft Lease Agreement dated as of September 5, 1996 (the "Lease"; capitalized terms used herein shall have the meanings specified in the Lease); and

         WHEREAS, the Lease provides for the execution and delivery of a Lease Supplement on the Closing Date substantially in the form hereof for the purpose of confirming the acceptance and lease of the Aircraft, setting forth all matters required pursuant to the Lease;

         NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

         1. Delivery and Acceptance. Lessor hereby leases to the Lessee, and Lessee hereby confirms acceptance of delivery and leases from Lessor, under the Lease as hereby supplemented, of the Aircraft listed on Exhibit A hereto. Any one or more of the following individuals are hereby authorized to accept delivery of the Aircraft pursuant to Section 2.2 of the Lease:

                      Clark Hutcheson
                 ----------------------------------------

                 ----------------------------------------

                 ----------------------------------------

         2. Inspection and Approval. Lessee hereby acknowledges and confirms that it has inspected and approved the Aircraft described on Exhibit A hereto for all purposes of the Lease and the other Operative Documents and, as between the Lessor and the Lessee, the Aircraft complies in all material respects with the specifications for the Aircraft, is in good working order, repair, condition and appearance, and without defect therein with respect to design, manufacture, condition, operation and fitness for use or in any other respect, whether or not discoverable by Lessee as of the date hereof. Lessee reaffirms, as to the Aircraft described in Exhibit A, each of the waivers, acknowledgments and agreements of Lessee set forth in Section 6.1 of the Lease.

         3. Warranty. Lessee hereby represents and warrants that no event which would constitute a Casualty under the Lease has occurred with respect to the Aircraft described on Exhibit A hereto as of the date hereof. Lessee hereby reaffirms the representation that the Aircraft described on Exhibit A hereto is free and clear of all Liens other than Permitted Liens.

         4. Term of Lease Supplement. The term of this Lease Supplement shall commence on the date hereof and end on the Termination Date.

         5. Confirmation. Lessee hereby confirms its agreement, in accordance with the Lease as supplemented by this Lease Supplement, to pay Rent to Lessor for the Aircraft leased hereunder. Nothing herein shall reduce Lessee's obligation to make all other payments required under the Lease, including those payments to be made on the last day of the Lease Term pursuant to Article XII of the Lease.

         6. Incorporation into Lease. This Lease Supplement shall be construed in connection with and as part of the Lease, and all terms, conditions and covenants contained in the Lease, as supplemented by this Lease Supplement, shall be and remain in full force and effect and shall govern the Aircraft described on Exhibit A hereto.

         7. References. Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the execution and delivery of this Lease Supplement may refer to the "Aircraft Lease Agreement, dated as of September 5, 1996", or may identify the Lease in any other respect without making specific reference to this Lease Supplement, but nevertheless all such references shall be deemed to include this Lease Supplement, unless the context shall otherwise require.

         8. Counterparts. This Lease Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.

         9. Governing Law. This Lease Supplement shall be governed by and construed in accordance with the laws and decisions of the State of Florida without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease Supplement to be duly executed and delivered on the day and year first above written.

                                       LESSEE:

                                       PMG ACQUISITION CORP.
         [CORPORATE SEAL]



                                       By: /s/ Lawrence M. Mullen
                                          -----------------------
                                          Lawrence M. Mullen,
                                          Vice President

                                       SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL
                                       ASSOCIATION


                                       By: /s/ Paul L. DuPuis, Jr.
                                          --------------------------------
                                          Paul L. DuPuis, Jr.
                                          First Vice President

                                ACKNOWLEDGMENTS


STATE OF GEORGIA
COUNTY OF CLAYTON

         On this the 5th day of September, 1996, personally appeared Lawrence
M. Mullen, the Vice President of PMG Acquisition Corp., a Florida corporation (the "Lessee") and before me, executed that certain Lease Supplement No. 1 dated September 5, 1996 by and between the Lessee and SunTrust Bank, Central Florida, National Association, (the "Lessor"), on behalf of the corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                      _____________________________________________
                      Signature of Notary Public, State of Georgia

                      _____________________________________________
                      (Print, Type or Stamp Commissioned Name of Notary Public) Personally known ____; OR Produced identification ____ Type of identification produced:
                                                      _________________________
                      ___________________________________


                                 (Notary Seal)


STATE OF GEORGIA
COUNTY OF CLAYTON

         On this the 5th day of September, 1996, personally appeared Paul L. DuPuis, Jr., the First Vice President of SunTrust Bank, Central Florida, National Association, a national banking association (the "Lessor") and before me, executed that certain Lease Supplement No. 1 dated September 5, 1996 by and between the Lessor and PMG Acquisition Corp., (the "Lessee"), on behalf of the association.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                      _____________________________________________
                      Signature of Notary Public, State of Georgia

                      _____________________________________________
                      (Print, Type or Stamp Commissioned Name of Notary Public) Personally known ____; OR Produced identification ____ Type of identification produced:
                                                     ________________________
                      __________________________________


                                 (Notary Seal)